EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

BONTAN CORPORATION INC

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2010 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company's Annual Report on Form 20-F for the year ended March 31, 2010.

Schwartz Levitsky Feldman LLP

/s/ Schwartz Levitsky Feldman LLP

Toronto, Ontario Canada
April 20, 2011